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                                                EXHIBIT 23.2
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp. Inc.
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-4 of Allegiant Bancorp, Inc. of our report dated March 13, 1998 relating to the consolidated statements of income, shareholders' equity and cash flows of Allegiant Bancorp, Inc.
for the year ended December 31, 1997, which are contained and incorporated by reference in that Joint Proxy Statement/Prospectus. We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/ Prospectus.


/s/ BDO Seidman, LLP

St. Louis, Missouri
August 25, 2000